UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2017

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 13, 2017, CareDx, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Meeting”). Of the 21,421,016 shares of common stock outstanding as of May 15, 2017, the record date for the Meeting, 14,679,329 shares were represented at the meeting in person or by proxy, constituting 68.53% of the outstanding shares entitled to vote and constituting a quorum for the transaction of business.

At the Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 30, 2017:

Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.

Proposal No. 1 – To elect two Class III directors to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Goldberg	7,548,202	451,014	6,680,113
Peter Maag, Ph.D.	7,515,676	483,540	6,680,113

Proposal No. 2 – To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2017.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,293,728	287,272	98,329	0

Proposal No. 3 – To approve the issuance of shares of the Company’s common stock upon the conversion or redemption of the Company’s 9.5% Original Issue Discount Senior Secured Debentures due February 28, 2020 without the need for any limitation or cap on issuances as required by and in accordance with NASDAQ Listing Rule 5635.

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,965,731	33,485	0	6,680,113

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2017	CAREDX, INC.

	By:	/s/ Michael Bell
Michael Bell
Chief Financial Officer